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                                                                    EXHIBIT 21.1

                 Subsidiaries of [ClientLogic Operating Company]

1293219 Ontario Inc., a corporation organized under the laws of the province of
  Ontario, Canada
1293220 Ontario Inc., a corporation organized under the laws of the province of
  Ontario, Canada
Catalog Liquidators, Inc., a Delaware corporation
Catalog Resources, Inc., a Delaware corporation
ClientLogic Canada Corporation, a corporation organized under the laws of the province of Ontario, Canada
ClientLogic Corporation, a Delaware corporation
ClientLogic Holding Corporation, a Delaware corporation
ClientLogic International Holding, Inc., a Delaware corporation
ClientLogic Operating Corporation, a Delaware corporation
Computer Marketing Systems, Inc., a New York corporation
Consulte SA, a corporation organized under the laws of France
Cordena Call Handelsgeselischaft m.b.H., a corporation organized under the laws of Germany
Cordena Call Management 1. Verwaltungs GmbH, a corporation organized under the laws of Germany
Cordena Call Management 2 Verwaltungs GmbH, a corporation organized under the laws of Germany
Cordena Call Management Beteilungsgesellschaft m.g.H., a corporation organized under the laws of Austria
Cordena Call Management B.V., a corporation organized under the laws of the
  Netherlands
Cordena Call Management GmbH & Co. KG, a corporation organized under the laws of Germany
Cordena Call Management Holding B.V.B.A., a corporation organized under the laws of Belgium
Cordena Call Management Holdings Limited, a corporation organized under the laws of the United Kingdom
Cordena Call Management Norway AS, a corporation organized under the laws of
  Norway
Cordena Call Management Zwerte Beteiligungs GmbH, a corporation organized under the laws of Germany
Cordena Management Holding SARL, a corporation organized under the laws of
  France
Cordena Telefondienst GmbH, a corporation organized under the laws of France Groupe Adverbe International SA, a corporation organized under the laws of
  France
H2M Hors Media Medical SA, a corporation organized under the laws of France Hulsink Direct Marketing B.V., a corporation organized under the laws of France Hulsink Direct Marketing GmbH, a corporation organized under the laws of France Hulsink Direct Marketing Nordic ApS, a corporation organized under the laws of
  Denmark
Hulsink Direct Marketing SARL, a corporation organized under the laws of France Inslogic.com Corporation, a Delaware corporation
Inslogic.com Holding Corporation, a Delaware corporation
LCS Canada Inc., a Delaware corporation
LCS Industries, Inc., a Delaware corporation
LCS Industries Ltd., a corporation organized under the laws of the United
  Kingdom
Phone Communication SA, a corporation organized under the laws of France
Portal 360 Corporation, a Delaware corporation
Professional Support Centre Limited, a corporation organized under the laws of the United Kingdom
Marketvision, Inc., a Delaware corporation
New ClientLogic Corporation, a Delaware corporation
Salestrac Limited, a corporation organized under the laws of the United Kingdom Spec Holdings Inc., a New York corporation
Tetel Personlicher Telefonauftragsdienst & Multi-Media Service, a corporation organized under the laws of Austria
The Ivy Group Limited, a corporation organized under the laws of the United
  Kingdom
The SpeciaLISTS, Ltd., a New York corporation
UCA&L Limited, a corporation organized under the laws of Ireland